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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2008

TREMISIS ENERGY ACQUISITION CORPORATION II
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33814	26-0971890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11622 Monica Street Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 892-1442

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 12, 2007, Tremisis Energy Acquisition Corporation II (the “Company”) consummated its initial public offering (“IPO”) of 9,500,000 Units. Simultaneously with the consummation of the IPO, the Company consummated the private sale (“Private Sale”) of 2,650,000 warrants (“Insider Warrants”) at a price of $1.00 per Insider Warrant, generating total proceeds of $2,650,000. The Insider Warrants were purchased by Lawrence S. Coben, the Company’s chairman of the board and chief executive officer, Ronald D. Ormand, the Company’s president, chief financial officer and member of the Company’s board of directors, Jon Schotz and Charles A. Norris, each a member of the Company’s board of directors, and Bill Goldstein, Dean Vanech, Jerry Doren, Owen Coleman, Bill Armstrong, Trevor Wilson, Brian McInerny, Richard Kassar, David Levine, Jim Land, David A. Preiser, Gary Evans and Dr. John Jacobs, each a stockholder of the Company’s. On January 24, 2008, the Company consummated the closing of the sale of 232,669 Units which were sold subject to the over-allotment option. Each Unit sold in the IPO and pursuant to the over-allotment option consisted of one share of common stock, $.0001 par value per share, and one warrant, each to purchase one share of the Company’s common stock. The 9,732,669 Units sold in the IPO, including the 232,669 Units sold subject to the over-allotment option, were sold at an offering price of $8.00 per Unit, generating total gross proceeds of $77,861,352. Of the gross proceeds of the IPO and Private Sale, $77,400,511.44 (or approximately $7.95 per share) was placed in trust.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit 99.1  Audited Financial Statements*

Exhibit 99.2  Press release dated December 12, 2007*

Exhibit 99.3  Press release dated January 24, 2008

*Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:January 24, 2008	TREMISIS ENERGY ACQUISITION CORPORATION II

	By:	/s/ Lawrence S. Coben
Lawrence S. Coben
Chief Executive Officer